Exhibit 99.1

346 Woodland Church Road Hertford, NC 27944

252.264.2064

Fax: 252.264.2068

grwwsec@grwwsports.com

Stock Symbol: GRWW

William Conwell Named Acting CEO/President of Greens Worldwide Incorporated

December 5, 2006 - Greens Worldwide Incorporated, a publicly traded sports marketing and management company (Stock symbol GRWW), announces that William Conwell has been named Acting CEO/President as well as appointed to the Board of Directors.  Mr. Conwell replaces R. Thomas Kidd who recently resigned as an officer and director of GRWW and its subsidiaries.

Conwell, a Pittsburgh native, has more than 35 years of experience in building sales, marketing, and support organizations and has a proven track record directing companies with exponential growth, including IBM, AT&T, XL/Datacomp, and Data Systems International. “The chance to expand my lifelong passion for sports, coupled with the uniqueness of the GRWW business model, is certainly one of the most challenging and exciting opportunities of my career,” says Conwell. And, he adds, “While the organization has matured significantly in a short period of time, the foundation and vision established by Tom Kidd have prepared us for an exciting phase of growth going forward. All of us at GRWW wish Tom the very best in his future business endeavors.”

Conwell received a B.S. in Mathematics/Computer Science from St. Joseph’s College in Rensselaer, Ind., and has lived throughout the United States during his business career. He currently resides in Charlotte, NC.

Forward-Looking Statements

The statements contained in this press release that are not purely historical fact, such as the statement of being prepared for an exciting phase of growth, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Forward-looking statements deal with the Company's current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, challenges relating to funding the currently planned scope of the company’s operations in 2007 and those discussed from time to time in reports filed by the Company with the Securities and Exchange Commission.

For more information, contact

William Conwell, Acting CEO/President

252-264-2064